Exhibit 3(ii)

AMENDED & RESTATED

BYLAWS OF

CARBON NATURAL GAS COMPANY

ARTICLE 1
Business Offices

The corporation shall have such offices either within or outside the State of Delaware and within or outside the United States, as the Board of Directors may from time to time determine or as the business of the corporation may require.

ARTICLE 2
Registered Offices and Registered Agents

Section 2.1. Delaware. The address of the initial registered office in the State of Delaware and the name of the initial registered agent of the corporation at such address are set forth in the Certificate of Incorporation. The corporation may, from time to time, designate a different address as its registered office or a different person as its registered agent, or both; provided, however, that such designation shall become effective upon the filing of a statement of such change with the Secretary of State of the State of Delaware as is required by law.

Section 2.2. Other States. In the event the corporation desires to qualify to do business in one or more states other than Delaware, the corporation shall designate the location of the registered office in each such state and designate the registered agent for service of process at such address in the manner provided by the law of the state in which the corporation elects to be qualified.

ARTICLE 3
Meetings of Stockholders

Section 3.1. Place of Meetings. Meetings of the stockholders shall be held at the principal office of the corporation or any other place (within or outside the State of Delaware and within or outside the United States) designated in the notice of the meeting.

Section 3.2. Annual Meeting. A meeting of the stockholders shall be held annually at such time as the Board of Directors may determine (which shall be, in the case of the first annual meeting, not more than eighteen (18) months after the organization of the corporation and, in the case of all other meetings, not more than twelve (12) months after the date of the fiscal year end of the corporation), at which annual meeting the stockholders shall elect the positions of the Board of Directors then due for election and transact other proper business.

Section 3.3. Special Meetings. A special meeting of the stockholders for any purpose or purposes may be called by a majority of the Board, the Chairman, or the President, to be held at such place, date and hour and for such purpose(s) as shall be designated in the notice or waiver of notice thereof. The place, date and hour of a special meeting shall be designated by the Board of Directors in accordance with Section 3.4.

Section 3.4. Notice.

(a)                 Written notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by first class mail, by or at the direction of the Chairman, President, the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his or her address as it appears in the stock ledger of the corporation, with postage thereon prepaid.

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(b)                 Notwithstanding Section 3.4(a), the corporation shall not be required to give notice of a stockholders' meeting to any stockholder to whom notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such stockholder during the period between such two consecutive annual meetings, have been mailed under the procedures outlined above and have been returned undeliverable. Any action or meeting which shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder delivers to the corporation a written notice setting forth his or her then current address, the requirement that notice be given to such stockholder shall be reinstated.

Section 3.5. Notice of Adjourned Meetings. When a meeting is adjourned to another time or place, the corporation shall not be required to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted that might have been transacted at the original meeting. If, however, the adjournment is for more than forty-five (45) days, or if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in Section 3.4 above, to each stockholder of record on the new record date entitled to vote at such meeting.

Section 3.6. Waiver of Notice. Whenever notice is required to be given to any stockholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be the equivalent to the giving of such notice. Attendance by a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders need be specified in the written waiver of notice.

Section 3.7. Fixing Record Date.

(a)                 For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)                 For purposes of determining the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the General Corporation Laws of the State of Delaware, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation's registered office shall be by hand, national overnight courier or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the General Corporation Law of the State of Delaware, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

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(c)                 For purposes of determining the stockholders entitled to exercise any rights, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 3.8. Record of Stockholders Having Voting Rights. The officer or agent having charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before each meeting of stockholders, to the extent such has been provided to the corporation by the stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, and showing the name, address, telephone number, facsimile number and electronic mail address of each stockholder, to the extent each is provided by such stockholder. For a period of fifteen (15) days prior to such meeting, the list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, either at a place within the city where such meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where such meeting is to be held. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any stockholder at any time during the meeting.

Section 3.9. Stockholder Quorum.

(a)                 Except as otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the holders of a majority of the shares entitled to vote at such meeting, represented in person or represented by proxy, shall constitute a quorum at a meeting of stockholders. When a specified item of business is required to be voted on by a class of stockholders (if the stockholders are divided into classes), the holders of a majority of the shares of such class of stock entitled to vote at such meeting, represented in person or represented by proxy, shall constitute a quorum for the transaction of such item of business by that class of stockholders. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number or voting by class is required by the General Corporation Law of the State of Delaware or by the Certificate of Incorporation or by these Bylaws. The directors shall be elected by a plurality of the votes of the stockholders present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

(b)                 After a quorum has been established at a stockholders' meeting, the subsequent withdrawal of stockholders, so as to reduce the number of stockholders in person or represented by proxy entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

Section 3.10. Voting.

(a)                 Each stockholder entitled to vote in accordance with the Certificate of Incorporation of the corporation shall be entitled to one vote for each share of stock held by such stockholder on each matter submitted to a vote at a meeting of the stockholders, except as may otherwise be provided in the General Corporation Law of the State of Delaware or the Certificate of Incorporation.

(b)                 A stockholder may vote either in person or by proxy executed in writing by the stockholder or his or her duly authorized attorney-in-fact.

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Section 3.11. Proxies.

(a)                 Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting, or a stockholder’s duly authorized attorney-in-fact, may authorize another person or persons to act for him/her by proxy.

(b)                 Every proxy must be signed by the stockholder or his or her attorney-in-fact. No proxy shall be valid after three (3) years from its date, unless otherwise provided in the proxy. All proxies shall be revocable.

Section 3.12. Action by Stockholders Without a Meeting. Any action required to be taken or which may be taken at any annual or special meeting of stockholders of the corporation, may be taken without a meeting, without prior notice and without a vote, if a written consent setting forth the action so taken shall be signed by stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all stockholders entitled to vote thereon were present and voted; provided, however, that no written consent shall be effective unless such consent (i) bears the date of signature by each stockholder signing such consent and (ii) is delivered to the corporation within sixty (60) days of the date on which the earliest consent was delivered to the corporation. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE 4
Directors

Section 4.1. Powers. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws specifically reserved to the stockholders.

Section 4.2. Qualification. Directors need not be residents of Delaware or of the United States nor stockholders of the corporation.

Section 4.3. Compensation. The Board of Directors shall have authority to fix the compensation of directors unless otherwise provided in the Certificate of Incorporation.

Section 4.4. Number. The number of directors shall consist of not less than three nor more than eleven, the exact number of such directors to be determined from time to time by resolution of the Board of Directors.

Section 4.5. Resignation and Removal of Directors. A director may resign at any time upon written notice to the corporation. Furthermore, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares entitled to vote for the election of directors or as otherwise provided in the General Corporation Law of the State of Delaware or the Certificate of Incorporation.

Section 4.6. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the authorized number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors or by a sole remaining director. If there is more than one voting class of stockholders, vacancies of directorships elected by such class may be filled by a majority of the directors elected by such class or by a sole remaining director. A director elected to fill a vacancy shall hold office only until the next election of directors by the stockholders.

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Section 4.7. Quorum and Voting. A majority of the number of directors then fixed in accordance with these Bylaws shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 4.8. Audit, Executive and Other Committees.

(a)                 The Board of Directors, by resolution adopted by a majority of the full Board of Directors, shall designate an Audit Committee and may designate an Executive Committee from among its members and such other committees consisting of at least one director as determined by the Board of Directors from time to time. Each committee, to the extent provided in such authorizing resolution, shall have and may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the corporation, as limited by the laws of the State of Delaware.

(b)                 The Board of Directors, by resolution adopted in accordance with this Section 4.8, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent or disqualified member or members at any meeting of such committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Section 4.9. Place of Meetings. Regular and special meetings of the Board of Directors may be held within or outside the State of Delaware and within or outside the United States.

Section 4.10. Time, Notice and Call of Meetings.

(a)                 Regular meetings of the Board of Directors shall be held immediately following the annual meeting of stockholders each year and at such times thereafter as the Chairman of the Board of Directors will fix. No notice of regular directors' meetings shall be required.

(b)                 Special meetings of the Board of Directors shall be held at such times as called by the Chairman of the Board, the President of the corporation, or a majority of directors. Written notice of the time and place of special meetings of the Board of Directors shall be given to each director by either personal delivery, national overnight delivery service, e-mail, telegram, cablegram, or telefax at least 24 hours before the meeting, or by notice mailed to each director at least five (5) days before the meeting.

(c)                 Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice, either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or conveyed, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

(d)                 Members of the Board of Directors may participate in a meeting of such Board or of any committee designated by such Board by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participating by such means shall constitute presence in person at a meeting.

Section 4.11. Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all the members of the board or committee, as the case may be, consent thereto in writing, and such writing is filed with the minutes of the proceedings of the board or committee. Such consent shall have the same effect as a unanimous vote.

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Section 4.12. Director Conflicts of Interest.

(a)                 No contract or other transaction between the corporation and one or more of its directors or between the corporation and any other corporation, partnership, association or other organization in which one or more of the directors of the corporation are directors or officers or are financially interested, shall be void or voidable solely because of such relationship or interest or solely because such director or directors are present at or participate in the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or solely because his or her or their votes are counted for such purpose, if:

(i)                   The material facts as to the director's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or committee, and the Board of Directors or committee in good faith authorizes, approves or ratifies the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(ii)                 The material facts as to their relationship or interest and as to the contract or transaction are disclosed or known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of such stockholders; or

(iii)                The contract or transaction is fair as to the corporation at the time it is authorized, approved or ratified by the Board of Directors, a committee of the Board of Directors or the stockholders.

(b)                 Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

ARTICLE 5
Audit Committee

Section 5.1. Designation. The Board of Directors shall by a resolution adopted by a majority of the entire Board designate an Audit Committee. Members of the Audit Committee may be members of other committees of the Board of Directors and shall be subject to any federal governance requirements. The members of the Audit Committee shall elect a chairman by the affirmative vote of a majority of such members.

Section 5.2. Powers.

(a)                 The power and authority of the Audit Committee shall, to the extent permitted by law, be to (i) initiate or review the results of an audit or investigation, at any time, into the business affairs of the corporation and its subsidiaries, if any; (ii) review the corporation's annual and quarterly reports; (iii) conduct pre-audit and post-audit reviews with the Corporation's management, financial employees and independent auditors; and (iv) exercise such other powers and authority as shall from time to time be assigned thereto by resolution of the Board of Directors.

(b)                 Management of the Corporation shall inform the Audit Committee regularly with respect to the business and financial condition of the Corporation and its subsidiaries, if any, and shall notify the Audit Committee promptly of (i) any proposed material change in accounting or financial reporting practices; (ii) any proposed change of independent auditors; and (iii) such other matters as may from time to time be designated by the Board of Directors.

(c)                 In connection with the performance of its duties, the Audit Committee shall have unrestricted access to and assistance from the officers, employees and independent auditors of the corporation, and shall be furnished with such resources and support from the Corporation as the Audit Committee shall deem necessary. The Audit Committee shall have standing authority to employ, at the expense of the Corporation, such experts and professionals as the Audit Committee shall deem appropriate from time to time.

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Section 5.3. Reports. The Audit Committee shall report to the Board of Directors when and as required by the Board of Directors and when and as deemed appropriate by the Audit Committee, but in any event, not less frequently than quarterly.

Section 5.4. Meetings

(a)                 Regular meetings of the Audit Committee shall be held not less frequently than quarterly. Special meetings of the Audit Committee may be called by or at the request of the Chairman of the Audit Committee or a majority of the members of the Audit Committee or the Board of Directors upon 24 hours' notice to the members (unless each member waives such notice before or after the meeting).

(b)                 Subject to Section 4.11, a notice of the place, date and time and the purpose or purposes of such meeting of the Audit Committee shall be given by the chairman of the Audit Committee and shall be given to each member by mailing, delivering by facsimile transmission, telephoning the same or by delivering the same personally, in each case at least five days before the meeting.

(c)                 The Audit Committee may hold its meetings at the principal office of the Corporation or at any other place upon which a majority of the committee may at any time agree.

ARTICLE 6
Executive Committee

Section 6.1. Designation. The Board of Directors may by a resolution adopted by a majority of the entire Board designate an Executive Committee of one or more directors. Members of the Executive Committee may be members of other committees of the Board of Directors. If the Executive Committee has more than one member, the members of the Executive Committee shall elect a chairman by the affirmative vote of a majority of such members.

Section 6.2. Powers. The power and authority of the Executive Committee shall be as determined by the Board of Directors.

Section 6.3. Reports. The Executive Committee shall report to the Board of Directors when and as required by the Board of Directors and when and as deemed appropriate by the Executive Committee, but in any event, not less frequently than by the next succeeding meeting of the entire Board of Directors.

Section 6.4. Meetings.

(a)                 If the Executive Committee has more than one member, special meetings of the Executive Committee may be called by or at the request of the Chairman of the Executive Committee or a majority of the members of the Executive Committee or the Board of Directors upon 24 hours' notice to members (unless each member waives such notice before or after the meeting).

(b)                 If the Executive Committee has more than one member, subject to Section 4.11, a notice of the place, date and time and the purpose or purposes of such meeting of the Executive Committee shall be given by the Chairman of the Executive Committee and shall be given to each member by mailing, e-mailing, delivering by facsimile transmission, telephoning the same or by delivering the same personally, in each case at least 24 hours before the meeting.

(c)                 The Executive Committee may hold its meetings at the principal office of the Corporation or at any other place upon which a majority of the committee may at any time agree.

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ARTICLE 7
Committees Generally

Section 7.1. Appointment. The Board of Directors by a resolution adopted by a majority of the entire Board may from time to time appoint one or more committees, in addition to the Audit Committee and the Executive Committee, for any purpose or purposes, to the extent lawful, which shall have such powers as shall be determined and specified by the Board of Directors in the resolution of designation.

Section 7.2. Procedures, Quorum and Manner of Acting. Each committee shall fix its own rules of procedure, and, except as otherwise provided herein, shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. Each member of a committee shall have one vote on all matters that come before the committee. Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.

Section 7.3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the committee.

Section 7.4. Term; Termination.

(a)                 In the event any person shall cease to be a director of the corporation, such person shall simultaneously therewith cease to be a member of any committee designated by the Board of Directors.

(b)                 Any member of any committee may be removed at any time, with or without cause, by a resolution of a majority of the entire Board.

(c)                 Any vacancy in any committee occurring for any reason whatsoever may be filled in accordance with a resolution of a majority of the entire Board.

ARTICLE 8
Officers

Section 8.1. Officers. The officers of the corporation shall consist of a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. A Chairman of the Board, one or more Vice Chairmen, A Chief Executive Officer, a Chief Financial Officer, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time. Any two (2) or more offices may be held by the same person.

Section 8.2. Duties. The officers of the corporation shall have the following duties:

(a)                 Chairman of the Board. The Chairman of the Board, if one is appointed, shall preside at all meetings of the Board of Directors and shall have such other duties and authority as may be conferred by the Board of Directors. The Chairman may also serve as one or more officers of the corporation if so designated by the Board of Directors.

(b)                 Vice Chairman. The Vice Chairman, if one is appointed, shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board. The Vice Chairman shall also perform whatever duties and have whatever powers the Board of Directors may from time to time assign him/her. If more than one Vice Chairman is elected and the Chairman is absent or becomes disabled, the Board of Directors shall choose one Vice Chairman to perform the duties and exercise the powers of the Chairman.

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(c)                 Chief Executive Officer. The Chief Executive Officer, if one is appointed, shall have general active management of the business and affairs of the corporation, and shall see that all orders and resolutions of the Board are carried into effect. He or she shall perform such other duties, and exercise such powers, as from time to time shall be prescribed by these Bylaws or by the Board of Directors. He or she shall preside at all meetings of the stockholders and, if a Chairman of the Board is not elected, he or she shall preside at all meetings of the Board of Directors.

(d)                 President. The President shall be the chief operating officer of the corporation and shall have general and active management of the operational affairs of the corporation, subject to the direction of the Chief Executive Officer and the Board of Directors. If the Board of Directors has not appointed a separate Chief Executive Officer, the President will also perform the duties and exercise the powers of the Chief Executive Officer.

(e)                 Chief Financial Officer. The Chief Financial Officer, if one is appointed, shall have charge of the Corporation's books of account, and shall be responsible for the maintenance of adequate records of all assets, liabilities and financial transactions of the Corporation. The Chief Financial Officer shall prepare and render such balance sheets, profit and loss statements and other financial reports as the Board, the Chairman of the Board or the Chief Executive Officer may require. He or she shall perform such other duties as may be prescribed by these Bylaws or as may be assigned to him or her by the Chairman of the Board, the Chief Executive Officer or the Board, and, except as otherwise prescribed by the Board, he or she shall have such powers and duties as generally pertain to the office of Chief Financial Officer.

(f)                  Vice President. The Vice President, if one is appointed, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. He or she also shall perform whatever duties and have whatever powers the Board of Directors may from time to time assign him or her. If more than one Vice President is appointed, one thereof shall be designated as Executive Vice President and shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and each other Vice President shall only perform whatever duties and have whatever powers the Board of Directors may from time to time assign him or her.

(g)                 Secretary and Assistant Secretary. The Secretary shall keep accurate records of the acts and proceedings of all meetings of the stockholders and directors. The Secretary shall give all notices required by law and by these Bylaws. In addition, the Secretary shall have general charge of the corporate books and records and of the corporate seal, and he or she shall affix, or attest the affixing of, the corporate seal to any lawfully executed instrument requiring it. The Secretary shall have general charge of the stock ledger of the corporation and shall keep, at the registered or principal office of the corporation, a record of the stockholders showing the name, address, telephone number, facsimile number and electronic mail address of each member. The Secretary shall sign such instruments as may require his or her signature and, in general, shall perform all duties as may be assigned to him or her from time to time by the Chairman, the President or the Board of Directors. The Assistant Secretary, if one is appointed, shall render assistance to the Secretary in all the responsibilities described above.

(h)                 Treasurer and Assistant Treasurer. The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements, and shall perform such other duties as may be prescribed by the Chairman of the Board, the Chief Executive Officer or the Board of Directors; provided, however, that certain or all of these duties may be vested in one or more officers as designated by the Board of Directors. If the Board of Directors has not appointed a separate Chief Financial Officer, the Treasurer will perform the duties and exercise the powers of the Chief Financial Officer. The Assistant Treasurer, if one is appointed, shall render assistance to the Treasurer in all of the responsibilities described above.

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Section 8.3. Election and Term. The officers of the corporation shall be appointed by the Board of Directors or appointed by an officer empowered by the Board to make such appointment. Such appointment by the Board of Directors may be made at any regular or special meeting of the Board. Each officer shall hold office for the period designated by the Board of Directors or officer so designated to appoint, as the case may be.

Section 8.4. Removal of Officers. Any officer or agent elected or appointed by the Board of Directors may be removed by a majority of the Board whenever, in its judgment, the best interests of the corporation will be served thereby.

Section 8.5. Vacancies. Any vacancy, however occurring, in any office may be filled by a majority of the Board of Directors.

Section 8.6. Compensation. The compensation, if any, of all officers of the corporation shall be fixed by the Board of Directors and may be changed from time to time by a majority vote of the Board of Directors. The fact that an officer is also a director shall not preclude such person from receiving compensation as either a director or officer, nor shall it affect the validity of any resolution by the Board of Directors fixing such compensation. The President shall have authority to fix the salaries, if any, of all employees of the corporation, other than officers elected or appointed by the Board of Directors.

ARTICLE 9
Capital Stock

Section 9.1. Certificates. The instruments of debentures, certificate of shares of the preferred, preference and common capital stock, including the Common Stock of the corporation shall be in such form as shall be approved by the Board of Directors. The certificates shall be signed by the Chairman of the Board, the Chief Executive Officer or the President and also by the Chief Financial Officer, the Secretary or the Treasurer. The seal of the corporation shall be affixed to all certificates. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee. Notwithstanding the foregoing provisions regarding share certificates or any other provisions of this ARTICLE 9, officers of the Corporation may provide that some or all of any or all classes or series of the corporation's capital stock may be uncertificated shares.

Section 9.2. Stock Ledger. All certificates shall be consecutively numbered, and the names of the owners, the number of shares and the date of issue, shall be entered in the corporation's books. The corporation or its duly authorized stock transfer agent shall keep a book to be known as the stock book, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, the number of shares of preferred, preference and common stock held by each respectively, and the time when each became the owner thereof, also entries showing from and to whom such shares shall be transferred, and the number and denomination of all revenue stamps used to evidence the payment of the stock transfer tax as required by the laws of the State of Delaware, which books shall be open daily, during usual business hours, for inspection by any person who shall have been a stockholder of record in such corporation for a least six months immediately preceding his demand; or by any person holding or thereunto in writing authorized by the holders of at least five per centum of any class of its outstanding shares, upon at least five days written demand. Persons so entitled to inspect stock books may not make extracts therefrom.

Section 9.3. Share Transfer. Shares shall be transferred only on the books of the corporation by the holder thereof in person or by his attorney upon the surrender and cancellation of certificates for a like number of shares, and upon tender of stock transfer stamps or the equivalent in money to the extent necessary and sufficient to satisfy all legal requirements for such transfer.

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Section 9.4. Board Action. The Board may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock of the corporation.

Section 9.5. Lost Certificates. Certificates for shares of stock or for debentures in the corporation may be issued in lieu of certificates alleged to have been lost, stolen, destroyed, mutilated, or abandoned, upon the receipt of (1) such evidence of loss, theft, destruction or mutilation and a bond of indemnity in such amount, upon such terms and with such surety, if any, as the Board of Directors may require in each specific case, or (2) a request by an appropriate governmental agency or representative for the reissuance of a stock certificate claimed to be abandoned or escheated in accordance with the abandoned property or similar law of the state, or (3) in accordance with general resolutions.

ARTICLE 10
Books and Records

Section 10.1. Books and Records.

(a)                 The corporation shall keep correct and complete books and records of accounts and shall keep minutes of the proceedings of its stockholders, Board of Directors and committees of directors.

(b)                 The corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the name, address and telephone number of each stockholder, to the extent the same as been provided by such stockholder.

(c)                 Any books, records and minutes may be in written form or in any other form capable of being converted into clearly legible written form within a reasonable time.

Section 10.2. Stockholders' Inspection Rights. Any person who is a member, upon written demand under oath stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any time during the corporation's usual hours for business, for any proper purpose as determined under the General Corporation Law of the State of Delaware, the corporation's stock ledger and its other books and records, but may not make copies or extracts therefrom.

ARTICLE 11
Status

The corporation is organized and shall be operated as a corporation organized under Delaware law.

ARTICLE 12
Corporate Seal

The Board of Directors shall provide a corporate seal which shall have the name of the corporation inscribed thereon, and may be a facsimile, engraved, printed, or an impression seal.

ARTICLE 13
Amendment

(a)                 These Bylaws may be repealed, altered or amended or new Bylaws adopted at any meeting of the stockholders, either annual or special, by the affirmative vote of a majority of the stock entitled to vote at such meeting, unless a larger vote is required by these Bylaws or the Certificate of Incorporation.

(b)                 The Board of Directors shall also have the authority to repeal, alter or amend these Bylaws or adopt new Bylaws (including, without limitation, the amendment of any Bylaws setting forth the number of directors who shall constitute the whole Board of Directors) by unanimous written consent or at any annual, regular, or special meeting by the affirmative vote of a majority of the whole number of directors, subject to the power of the stockholders to change or repeal such Bylaws.

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ARTICLE 14
Limits on Liability of Directors

To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

ARTICLE 15
Indemnification of Officers and Directors

Section 15.1. Right to Indemnification. Each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a director, officer or member of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall be entitled to indemnification against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement to the fullest extent now or hereafter permitted by applicable law as long as such person acted in good faith and in a manner that such person reasonably believed to be in or not be opposed to the best interests of the corporation; provided, however, that the corporation shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the Board of Directors.

Section 15.2. Advance Payment of Expenses. Expenses (including reasonable attorneys' fees) incurred by any person who is or was an officer, director or member of the corporation, or who is or was serving at the request of the corporation as an officer or director of another corporation, partnership, joint venture, trust or other enterprise, in defending any civil, criminal, administrative or investigative action, suit or proceeding, shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that he or she is not entitled under applicable law to be indemnified by the corporation.

Section 15.3. Right of Claimant to Bring Suit. If a claim under this ARTICLE 15 is not paid in full by the corporation within ninety (90) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any action or proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation unless such action is based on the claimant having committed an act involving moral turpitude) that the claimant has not met the standards of conduct which make indemnification permissible under the General Corporation Law of the State of Delaware, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

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Section 15.4. Contract Rights. The provisions of this ARTICLE 15 shall be a contract between the corporation and each director, officer or member to which this ARTICLE 15 applies. No repeal or modification of these Bylaws shall invalidate or detract from any right or obligation with respect to any state of facts existing prior to the time of such repeal or modification.

Section 15.5. Rights Non-exclusive. The indemnification and advancement of expenses provided by or granted pursuant to this ARTICLE 15 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

Section 15.6. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, member, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this ARTICLE 15 or of applicable law.

Section 15.7. Definitions. For purposes of this ARTICLE 15, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this ARTICLE 15 with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued, and references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this ARTICLE 15.

Section 15.8. Continued Coverage. The indemnification and advancement of expenses provided by, or granted pursuant to this ARTICLE 15 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer or member and shall inure to the benefit of the heirs, executors and administrators of such person.

ARTICLE 16
Forum for Adjudication of Disputes

Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the corporation or its subsidiaries to the corporation or the corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of this ARTICLE 16.

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ARTICLE 17
General Provisions

Section 17.1. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 17.2. Fiscal Year. The fiscal year of the corporation shall end on December 31, unless otherwise fixed by resolution of the Board of Directors.

Section 17.3. Loans. No loans shall be contracted on behalf of the corporation and no evidence of material indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 17.4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such depositories as the Board of Directors shall direct.

Section 17.5. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 17.6. Counterpart Execution: Facsimile Execution. Any document requiring the signature of the directors and/or stockholders may be executed in any number of counterparts with the same effect as if all of the required signatories had signed the same document. Such executions may be transmitted to the corporation and/or the other directors and/or stockholders by facsimile and such facsimile execution shall have the full force and effect of an original signature. All fully executed counterparts, whether original executions or facsimile executions or a combination, shall be construed together and shall constitute one and the same agreement.

THESE BYLAWS WERE APPROVED AND ADOPTED BY THE BOARD OF DIRECTORS OF CARBON NATURAL GAS COMPANY ON THE 29th DAY OF April, 2015.

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